UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

Knight Fuller, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

333-87968	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (See General Instruction 1.2 below.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

On August 17, 2005, Knight Fuller, Inc. (“Knight Fuller”) acquired CenterStaging Musical Productions, Inc. (“CenterStaging”) through a reverse triangular merger of KF Merger Sub, Inc., a wholly owned subsidiary formed for this purpose, with and into CenterStaging. As a result of the merger and other related transactions, the business and operations of CenterStaging constitute all of Knight Fuller’s present business and operations.

On August 19, 2005, Knight Fuller filed a Current Report on Form 8-K to report the acquisition. This amendment to the August 19, 2005 Form 8-K contains the financial statements and pro forma financial information required to be filed in connection with that acquisition. The financial statements of CenterStaging required by Rule 3-05(b) of Regulation S-X and the pro forma financial information of Knight Fuller and CenterStaging required by Article 11 of Regulation S-X to be filed in connection with the acquisition are set forth in this Report.

Page
(a) Financial statements of businesses acquired

CenterStaging Musical Productions, Inc. Audited Financial Statements
Report of Independent Registered Public Accounting Firm	2
Consolidated Balance Sheet as of June 30, 2005	3
Consolidated Statements of Operations for the fiscal years ended June 30, 2005 and 2004	5
Consolidated Statements of Stockholders’ Deficit for the two years ended June 30, 2005	6
Consolidated Statements of Cash Flows for the fiscal years ended June 30, 2005 and 2004	7
Notes to Consolidated Financial Statements for the fiscal years ended June 30, 2005 and 2004	9

(b) Pro forma financial information

Knight Fuller, Inc. Unaudited Pro Forma Consolidated Financial Statements
Pro forma Consolidated Balance Sheet as of June 30, 2005	33
Pro forma Consolidated Statement of Operations for the fiscal year ended June 30, 2005	34
Pro forma Consolidated Statement of Operations for the fiscal year ended June 30, 2004	35
Notes to Unaudited Pro Forma Consolidated Financial Statements	36

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
CenterStaging Musical Productions, Inc.

We have audited the accompanying consolidated balance sheet of CenterStaging Musical Productions, Inc., a California corporation, as of June 30, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the fiscal years ending June 30, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CenterStaging Musical Productions, Inc. as of June 30, 2005, and the consolidated results of its operations and its cash flows for the years ending June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(C) to the consolidated financial statements, the Company has incurred substantial net losses and incurred substantial monetary liabilities in excess of monetary assets over the past several years and as of June 30, 2005, had an accumulated deficit of $7,537,877. These matters, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 1(C). These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.
Santa Monica, California
October 6, 2005

Center Staging Musical Productions, Inc.
Consolidated Balance Sheet
June 30, 2005

ASSETS

Current Assets
Cash and cash equivalents	$63,288
Accounts receivable, net of allowance for doubtful accounts of $40,000	472,739
Other current assets	20,919
Total Current Assets	556,946

Revenue-Earning Equipment
Musical instruments	1,472,129
Broadcasting equipment	3,499,279
Less accumulated depreciation	(1,138,049)
Total Revenue-Earning Equipment	3,833,359

Property and Equipment
Land	275,000
Building	837,677
Leasehold improvements	2,959,265
Machinery and equipment	407,182
Furniture and fixtures	324,120
4,803,244
Less accumulated depreciation	(2,111,933)

Total property and equipment, net	2,691,311

Other Assets
Deposits	50,364
Debt issuance costs, net	163,395
Total Other Assets	213,759
Total Assets	$7,295,375

The accompanying notes are an integral part of these financial statements.

Center Staging Musical Productions, Inc.
Consolidated Balance Sheet (continued)
June 30, 2005

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$1,384,571
Accrued payroll and other compensation	845,608
Accrued interest, rent, and other liabilities	522,211
Loans and lines of credit	412,470
Related party notes payable	377,050
Deferred revenues	78,158
Current portion of deferred rent liability	51,734
Current portion of lease obligations	241,387
Convertible notes payable	4,928,800
Current portion of notes payable	253,586
Total Current Liabilities	9,095,575

Long Term Liabilities
Notes payable, less current portion	5,214,170
Deferred rent liability, less current portion	146,232
Capital lease obligations, less current portion	801,480
Total Long Term Liabilities	6,161,882
Total Liabilities	15,257,457

Interest of consolidated variable interest entity	376,763

Stockholders' Deficit
Common stock, no par value, 60,000,000 shares authorized, 40,000,000 shares issued and outstanding	223,990
Notes receivable from stockholders and related party	(1,024,958)
Accumulated deficit	(7,537,877)
Total Stockholders' Deficit	(8,338,845)
Total Liabilities and Stockholders' Deficit	$7,295,375

The accompanying notes are an integral part of these financial statements.

Center Staging Musical Productions, Inc.
Consolidated Statements of Operations
For the Fiscal Years Ended June 30, 2005 and 2004

	2005	2004

Revenue	$4,807,813	$4,551,626
Cost of revenue	2,598,600	2,333,592
Gross profit	2,209,213	2,218,034

Operating Expenses:
Salaries and wages	3,906,049	1,908,445
Selling, general, and administrative expenses	4,089,191	1,415,671
Total operating expenses	7,995,240	3,324,116

Loss from Operations	(5,786,027)	(1,106,082)

Other Income (Expense)
Management fee revenue - related party	–	200,280
Interest income	9,589	–
Interest expense	(619,949)	(123,360)
Total other income	(610,360)	76,920

Loss before provision for income of variable interest entity	(6,396,387)	(1,029,162)
Provision for income taxes	–	–
Provision for income due to variable interest entity	(76,800)	–
Net loss	$(6,473,187)	$(1,029,162)

Loss per share (basic and diluted)	$(0.16)	$(0.03)

Number of shares used in calculation (basic and diluted)	40,000,000	40,000,000

The accompanying notes are an integral part of these financial statements.

Center Staging Musical Productions, Inc.
Consolidated Statements of Stockholders' Deficit
For the Two Years Ended June 30, 2005

			Notes Receivable		Total
	Common Stock		from stockholders		Stockholders'
	Shares	Amount	and related party	(Accumulated Deficit)	(Deficit)

Balances at June 30, 2003	40,000,000	$31,990	$(25,000)	$(35,528)	$(28,538)

Advances to related party			(150,662)		(150,662)

Common stock contributed (note 4)	(16,000,000)	–		–	–
Common stock issued for compensation	16,000,000	192,000		–	192,000
Net loss	–	–		(1,029,162)	(1,029,162)

Balances at June 30, 2004	40,000,000	223,990	(175,662)	(1,064,690)	(1,016,362)

Advances to stockholders and related party	–	–	(849,296)	–	(849,296)
Net loss	–	–		(6,473,187)	(6,473,187)
Balances at June 30, 2005	40,000,000	$223,990	(1,024,958)	$(7,537,877)	$(8,338,845)

The accompanying notes are an integral part of these financial statements.

Center Staging Musical Productions, Inc.
Consolidated Statements of Cash Flows
For the Fiscal Years Ended June 30, 2005 and 2004

	2005	2004
Cash flows used for operating activities:
Net Loss	$(6,473,187)	$(1,029,162)
Adjustments to reconcile net loss to net cash used for operating activities:
Income of consolidated variable interest entity	76,800	n/a
Non-cash marketing revenue	(19,882)	(18,159)
Impairment in value of equipment	266,000	–
Depreciation of revenue-earning equipment	319,378	139,523
Depreciation of other property, plant, and equipment	388,049	298,624
Noncash compensation of officers with common stock	–	192,000
Amortization of debt issuance cost	36,361	1,000
Allowance for doubtful accounts	(10,000)	–

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	33,256	(146,264)
Decrease (increase) in other current assets	63,469	(7,276)
(Increase) in deposits	(13,501)	(6,650)
Increase in accounts payable	1,249,962	1,183
Increase in accrued payroll and other compensation	592,352	218,642
Increase in accrued interest, rent, and other liabilities	371,541	146,471
Increase (decrease) in deferred rent liabilities	(18,676)	117,513
Net cash used for operating activities	$(3,138,078)	$(92,555)

Cash flows used for investing activities:
Purchases of musical instruments	(114,729)	(47,549)
Purchases of broadcasting equipment	(2,819,933)	–
Purchases of other property and equipment	(1,361,562)	(146,750)
Loans to related party for Las Vegas venture	(55,262)	(150,662)
Loans to officers		(1,274)
Loan repayments from officers	1,274	–
Loans to shareholders of consolidated variable interest entity	(794,034)	–
Net cash used for investing activities	$(5,144,246)	$(346,235)

Cash flows provided by (used for) financing activities:
Payments on lines of credit	(61,671)	(27,365)
Payments on related party notes payable	(75,000)	–
Payments on notes payable (not related parties)	(1,758,644)	(49,383)
Payments on capital lease obligations	(67,397)	(58,811)
Proceeds from lines of credit	106,941	149,709
Proceeds from issuance of related party note payable	300,000	–
Proceeds from issuance of notes payable (not related parties)	5,379,166	26,190
Proceeds from issuance of convertible notes payable, net of offering cost of $39,308 and $2,500	3,889,492	997,500
Net cash provided by financing activities	$7,712,887	$1,037,840

The accompanying notes are an integral part of these financial statements.

Center Staging Musical Productions, Inc.
Consolidated Statements of Cash Flows (continued)
For the Fiscal Years Ended June 30, 2005 and 2004

	2005	2004

Increase (decrease) in cash and cash equivalents	(569,437)	599,050
Cash and cash equivalents, beginning of year	610,703	11,653
Cash and cash equivalents in consolidated variable interest entity, July 1, 2004	22,022	n/a

Cash and cash equivalents, end of year	$63,288	$610,703

Supplemental disclosures of cash flow information:
Cash paid for interest	$259,651	$49,083

Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Instruments obtained for marketing considerations	$37,444	$7,433

Common stock issued as compensation	$–	$192,000

Financing costs on debts	$179,964	$20,792

Convertible debt subscribed	$–	$312,500

The accompanying notes are an integral part of these financial statements.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies

A.    General Description of Business

CenterStaging Musical Productions, Inc. (“CenterStaging” or the “Company”), incorporated in California on September 8, 1993, is engaged primarily in: (i) providing production and support services for live musical performances at televised award shows; (ii) renting its studio facilities to musicians for rehearsal, production and recording; and (iii) renting musical instruments and related equipment for use at its studios and other venues.

In 2004, the Company formed a division, rehearsals.com, to engage in the ownership, development and commercial utilization of entertainment content. The Company's business plan is to develop and produce audio-visual content of various established musical artists and partner with individuals or companies that control various forms of established or developable content.

B.    Basis of Presentation and Organization

The financial statements for the fiscal years ended June 30, 2005 and 2004, have been prepared in accordance with accounting principles generally accepted in the United States.

The Company is the primary beneficiary of a variable interest entity (VIE), Jan and Johnny, Inc. The Company adopted FIN 46(R) effective July 1, 2004. This requires that the Company consolidate the activities of the VIE into its financial statements, which the Company has elected to do for the entire fiscal year ending June 30, 2005. During the year ended June 30, 2005, all intercompany balances have been eliminated in consolidation. During the year ended June 30, 2004, the Company’s financial statements for fiscal year 2004 are not consolidated and transactions with Jan and Johnny, Inc. have not been eliminated.

Certain items in 2004 have been reclassified to conform to the 2005 presentation.

C.    Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $6,473,187 and $1,029,162 for the years ended June 30, 2005 and 2004, respectively. In addition, the Company has incurred substantial monetary liabilities in excess of monetary assets over the past several years and, as of June 30, 2005, has an accumulated deficit of $7,537,877. These matters, among others, raise substantial doubt about its ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon the Company’s ability to generate sufficient sales volume to cover its operating expenses and to raise sufficient capital to meet its payment obligations. Management is taking action to address these matters, which include:

o Retention of experienced management personnel with particular skills in the development and commercialization of rehearsal.com services.

o The Company is seeking new contracts with artists.

o The Company is seeking investment capital.

Management plans to obtain revenues from product sales, but as of June 30, 2005 there are no significant commitments for purchases of any of the rehearsals.com proposed products. In the absence of significant sales and profits, the Company may seek to raise additional funds to match its working capital requirements. Historically, management has been able to raise additional capital. Subsequent to June 30, 2005, the Company obtained an additional $1,791,000 in capital. The proceeds were used for working capital and upgrading facilities for recording rehearsals. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

D.    Cash and Cash Equivalents, Short and Long-Term Investments

For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents, those with original maturities not greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. Substantially all of the Company's cash and cash equivalents are deposited with a single large commercial bank. At June 30, 2005, these deposits did not exceed the government insurance limit.

E.    Revenue-Earning Equipment and Property

Revenue earning equipment and property are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the respective assets, as follows:

Revenue Earning Equipment (“REE”):
Musical instruments and cases	3 to 7 years
Broadcasting equipment and cases	5 to 7 years

Property and Equipment:
Machinery, Computers & Equipment	1 to 5 years
Furniture & Fixtures	3 to 7 years
Vehicles	5 years
Building	30 years
Leasehold improvements	Term of lease (1 to 5 years	)

Basis for Recording Assets and Depreciation Methods

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term, including the option to extend if extension is probable, or the estimated useful lives of the improvements.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

E.    Revenue-Earning Equipment and Property (continued)

Basis for Recording Assets and Depreciation Methods (continued)

When REE is acquired, the Company estimates the period it will hold the asset. Depreciation is recorded on a straight-line basis over the estimated holding period, with the objective of minimizing gain or loss on the disposition of the REE. Upon disposal of the REE, depreciation expense is adjusted for the difference between the net proceeds from the sale and the remaining book value. As market conditions change, the Company adjusts its depreciation rates prospectively, over the remaining holding period, to reflect the changes in market conditions. CenterStaging received promotional REE valued at $37,444 and $7,433 in the years ended June 30, 2005 and 2004, respectively (see Note 1L - Barter Transactions).

Policy for Repairs and Maintenance, Capitalization, and Disposal of Assets

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

F.    Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review or annually, whichever is sooner. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset held for use. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

F.    Long-lived Assets (continued)

Impairment of Assets

In May 2005, the Company determined that certain audio and video equipment it had recently purchased does not meet the specifications/performance standards that was agreed would be delivered to its rehearsals.com division. The Company expects that the final sale and disposal of the assets will be completed in the year ending June 30, 2006. The Company is currently in negotiations with the supplier of this equipment as well as the leasing company. In connection with the plan of disposal, the Company determined that the carrying values of some of the underlying assets exceeded their fair values. Consequently, the Company recorded an impairment loss of $266,000, which represents the excess of the carrying values of the assets over their fair values, less cost to sell. The impairment loss is recorded as a separate line item (“Impairment charge”) in the Statement of operations for 2005.

Costs of Producing Audio-visual Content

The Company accounts for its entertainment projects in development pursuant to SOP 00-2. Costs incurred in producing audio-visual content for which the Company has secured distribution agreements are capitalized and remain unamortized until the project is distributed or are written off at the time they are determined not to be recoverable. Costs incurred in producing audio-visual content for which the Company has not secured distribution agreements are expensed as incurred until such time as the Company has secured distribution agreements.

The capitalized cost of producing music videos of rehearsals are recognized as expense in accordance with the individual project forecast method specified in SOP 00-2, pursuant to which the Company estimates the ratio that revenue which is earned for such programming in the current period bears to its estimate at the beginning of the current year of total revenues to be realized from all media and markets for such programming. Amortization commences in the period in which revenue recognition commences. Management regularly reviews and revises its total revenue estimates for each project, which may result in modifications to the rate of amortization. If a net loss is projected for a particular project, the related capitalized costs are written down to estimated realizable value.

During 2005 and 2004, the Company did not secure distribution agreements for any of the audio-visual content it has produced. Accordingly, no production costs were capitalized.

G.    Fair Value of Financial Instruments

The carrying value of certain of the financial instruments, including accounts receivable, other current assets, accounts payable, accrued expenses, and deferred revenues approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable approximate fair value.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

H.    Business Risks and Credit Concentrations

Accounts receivable are unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary. Management evaluated the accounts receivable and reserved $40,000 as an allowance for doubtful accounts as of June 30, 2005.

I.    Accounting for Convertible Debt Securities

The Company has issued convertible debt securities with non-detachable conversion features. The Company accounts for such securities in accordance with Emerging Issues Task Force Issue Nos. 98-5 and 00-27. For a contingent benefit conversion option, the Company records the intrinsic value, which is to be measured using the commitment date fair value of the underlying stock but does not require it to be recognized unless the triggering event occurs and the contingency is resolved.  The Company will record the fair value of the beneficial conversion features as interest expense and an increase to Additional Paid in Capital, when the triggering event occurs. As of June 30, 2005, the event to trigger the beneficial conversion feature of the notes had not occurred.

The triggering event occurred in September 2005, twenty days after concluding a reverse merger with a public entity.

J.    Income Taxes

The Company accounts for its income taxes using the Financial Accounting Standards Board Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carryforwards. Deferred tax expense or benefit is recognized as a result of timing differences between the recognition of assets and liabilities for book and tax purposes during the year.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards. A valuation allowance is established to reduce that deferred tax asset if it is “more likely than not” that the related tax benefits will not be realized.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

K.    Revenue Recognition

Revenue is recognized over the period the revenue earning equipment or rehearsal studio space is rented based on the terms of the rental contract. Generally, the rental period is less than 30 days.

The Company recognizes revenue only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The fee for the arrangement is fixed or determinable; and
•	Collectibility is reasonably assured.

Persuasive Evidence of an Arrangement—The Company documents all terms of an arrangement in a written contract or purchase order signed by the customer prior to recognizing revenue.

Delivery Has Occurred or Services Have Been Performed—The Company performs all services or delivers necessary rental equipment prior to recognizing revenue. Equipment is considered delivered upon delivery to a customer’s designated location.

The Fee for the Arrangement is Fixed or Determinable—Prior to recognizing revenue, a customer’s fee is either fixed or determinable under the terms of the written contract. Fees for most equipment rentals and rehearsal space rentals are fixed under the terms of the written contract. The customer’s fee is negotiated at the outset of the arrangement and is not subject to refund or adjustment during the initial term of the arrangement.

Collectibility is Reasonably Assured—The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer-by-customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer’s financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue is recognized on a cash basis.

Management fees are recognized when the facility management services are rendered. During fiscal year 2004, facility management services were provided to a related party. During fiscal year 2005, management fees from this related party were eliminated in consolidation of this variable interest entity upon the early adoption of FIN 46(R) effective July 1, 2004.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

L.    Barter Transactions

Marketing and Product Placement Revenues and Expenses

Pursuant to the consensus reached by the Emerging Issues Task Force (“EITF”) in Issue No. 99-17, Accounting for Advertising Barter Transactions, the Company’s barter transactions are recorded at the estimated fair value, generally using vendor invoice prices. Non-monetary marketing and product placement revenue is recognized on a straight-line basis generally over seven years. When the Company receives the musical instruments or audio equipment prior to its delivery of the product placement, a corresponding liability (deferred revenue) is recorded. The amount under the caption deferred revenue is solely derived from the above mentioned barter transactions for promotional musical instruments. CenterStaging received promotional instruments valued at $37,444 and $7,433 in the years ended June 30, 2005 and 2004, respectively.

M.    Website Development

Material software development costs incurred subsequent to the establishment of technological feasibility are capitalized. Technological feasibility is determined based on the completion of a working model. The Company has not capitalized any website or software development costs as of June 30, 2005 because such amounts are not material.

N.    Advertising Costs

The Company has minimal advertising costs, which are expensed as incurred.

O.    Comprehensive Loss

Comprehensive loss consists of net loss and other gains and losses affecting shareholders’ equity that, under generally accepted accounting principles, are excluded from net loss in accordance with Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.” The Company, however, does not have any components of other comprehensive loss as defined by SFAS No. 130 and therefore, for the years ended June 30, 2005 and 2004, comprehensive loss is equivalent to the Company’s reported net loss. Accordingly, a statement of comprehensive loss is not presented.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

P.    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect reserves for allowance for doubtful accounts, barter transactions, deferred income tax assets, estimated useful lives of REE and property and equipment, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

In May 2005, the Company determined that certain audio and video equipment it had recently purchased does not meet the specifications/performance standards that was agreed would be delivered to its rehearsals.com division. The Company expects to sell this equipment during fiscal year 2006. As a result, the Company recorded a non-cash write-down of $266,000 in its rehearsals.com segment to reflect these assets at their estimated net realizable value of $432,690. The charge of $266,000 reflects the Company’s best estimate of the amount anticipated to be realized on the disposition of the assets. This estimate is based on negotiations with potential buyers and the original supplier. The amount that the Company will ultimately realize could differ materially from the amount recorded in the financial statements.

Q.    Segments of an Enterprise and Related Information

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires that a business enterprise report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Currently, the Company operates in two segments, renting of musical instruments and rehearsal space, and “rehearsals.com”.

R.    Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on SFAS 123, “Accounting for Stock-Based Compensation”. Pursuant to SFAS No.123, the Company recognized an expense for the fair market value of the stock based instrument granted to third parties and employees. The Company had no options or warrants outstanding during the years ended June 30, 2005 and 2004.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

S.    Variable Interest Entities

Financial Accounting Standards Board Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise. The Company leases a building from Jan and Johnny, Inc., a variable interest entity. The Company believes it is the primary beneficiary of this variable interest entity. Under FIN-46R, the lessor is required to be consolidated in the Company’s balance sheet as of December 31, 2004. The Company has elected to consolidate Jan and Johnny, Inc., effective July 1, 2004. The building has been recorded as an asset and the related debt has been recorded as a liability in the Company’s consolidated balance sheet. The impact on the Company’s future consolidated statement of operations will be increased depreciation and interest expense, which will be partially offset by lower rent expense. (See Note 5)

T.    Basic and Diluted Net Earnings (loss) per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

U.    Recent Accounting Pronouncements

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”). EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. The consensus reached by the Task Force in this Issue is effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the notes in the diluted earnings per share computation for all periods during which the notes are outstanding. The implementation of this new standard did not have a material impact on its computation of diluted earnings per share.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

U.    Recent Accounting Pronouncements (continued)

In September 2004, the EITF delayed the effective date for the recognition and measurement guidance previously discussed under EITF Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”) as included in paragraphs 10-20 of the proposed statement. The proposed statement will clarify the meaning of other-than-temporary impairment and its application to investments in debt and equity securities, in particular investments within the scope of FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and investments accounted for under the cost method. The implementation of this proposed statement did not have a material effect on its financial position and results of operations.

In November 2004, the Financial Accounting Standards Board Statement issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and charges regardless of whether they meet the criterion of “so abnormal” that was originally stated in Accounting Research Bulletin No. 43, chapter 4. In addition, SFAS No. 151 requires that the allocation of fixed production overheads to conversion costs be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.

In December 2004, the FASB issued a revision to SFAS 123, “Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95,” that addresses the accounting for share-based payment transactions in which a Company receives employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. This statement would eliminate the ability to account for share-based compensation transactions using the intrinsic method that the Company currently uses and generally would require that such transactions be accounted for using a fair-value-based method and recognized as expense in the consolidated statement of operations. The effective date of this standard is for periods beginning after June 15, 2005. This standard requires expensing the fair value of stock option grants and stock purchases under employee stock purchase plan. Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.

In December 2004, the FASB issued two Staff Positions (FSP) that provide accounting guidance on how companies should account for the effect of the American Jobs Creation Act of 2004 that was signed into law on October 22, 2004. In FSP FAS 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004", the FASB concluded that the special tax deduction for domestic manufacturing, created by the new legislation, should be accounted for as a "special deduction" instead of a tax rate reduction. As such, the special tax deduction for domestic manufacturing is recognized no earlier than the year in which the deduction is taken on the tax return. FSP FAS 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004", allows additional time to evaluate the effects of the new legislation on any plan for reinvestment or repatriation of foreign earnings for purposes of applying FASB Statement No. 109. The Company does not anticipate that this legislation will impact its results of operations or financial condition. Accordingly, FSP FAS 109-1 and FSP FAS 109-2 are not currently expected to have any material impact on its consolidated financial statements. These FSPs were effective December 21, 2004.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

1.    Summary of Significant Accounting Policies (continued)

U.    Recent Accounting Pronouncements (continued)

In December 2004, the Financial Accounting Standards Board Statement issued SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”, which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005, and implementation is done prospectively. Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment"("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. SAB 107 will not have an impact on its consolidated financial statements, since the Company has already adopted the provisions of SFAS 123(R).

2.    Income Taxes

No provision for federal taxes in the US was recorded for the years ended June 30, 2005 and 2004, because the Company incurred net operating losses for these periods.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

2.    Income Taxes (continued)

	2005	2004
Income Tax Provision
Current:
Federal	$–	$–
State	–	–
	$–	$–

Deferred:
Federal	$–	$–
State	–	–
	$–	$–

	2005	2004
Effective Tax Reconciliation
Federal income tax rate	34.0%	34.0%
State and local taxes, net of federal tax benefit	5.8	5.8
Other	0.1	(0.6)
Change in valuation allowance	(39.9)	(39.2)
	0.0%	0.0%

The following table summarizes the deferred tax assets and liabilities for the years ended June 30, 2005 and 2004:

	Year Ended June 30,
	2005		2004
	Federal	State	Federal	State
Deferred income tax assets:
Net operating loss carryforwards	$1,567,000	$233,000	$383,400	$30,700
Other	1,155,000	197,000	156,200	26,600

Total deferred tax assets	2,722,000	430,000	539,600	57,300

Deferred income tax liabilities:
Property and equipment	(85,000)	(7,000)	(81,300)	(6,300)

Net deferred tax assets before
Valuation allowance	2,637,000	423,000	458,300	51,000
Valuation allowance	(2,637,000)	(423,000)	(458,300)	(51,000)

Net deferred tax assets	$–	$–	$–	$–

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

2.    Income Taxes (continued)

Due to the uncertainty surrounding the realization of deferred tax assets, the Company has recorded a valuation allowance against its net deferred tax asset. The Company has loss carryforwards of approximately $4,610,000 (federal) and $4,011,000 (state) from continuing operations, which may be used to offset future United States federal and state income taxes and which begin to expire in 2012. The valuation allowance changed by approximately $2,550,000 and $388,000 during the years ended June 30, 2005 and 2004, respectively.

3.    Debt

A.    Summary of Short-Term Debt

10% Convertible Notes

During the years ended June 30, 2005 and 2004, the Company issued convertible notes (“Convertible Notes”) in an aggregate principal amount of $3,616,300 and $1,312,500 to accredited investors in a private offering exempt from registration under the Securities Act of 1933. The Convertible Notes bear interest at 10% per annum and are due and payable on December 31, 2005. The Convertible Notes are convertible, at the option of either the holder or the Company, only if the Company (a) conducts a firmly underwritten public offering registered under the Securities Act of 1933 or (b) merges with a public company (or subsidiary of a public company) by December 31, 2005, into shares of the Company or the surviving entity at 50% of the market price of the Common Stock provided that in no event may each $1,000 principal amount of the Convertible Notes convert into more than .0027% or less than .0022% of the number of shares held by the four existing shareholders of the Company (no more than 1,080,000 shares and no less than approximately 880,000 shares based on the 40,000,000 shares held by these shareholders and the principal amount of the Notes outstanding at August 17, 2005).

On September 15, 2005, twenty business days after concluding a reverse merger with a public entity, the event to trigger the beneficial conversion feature of the Convertible Notes had occurred. Concurrently, the Company has elected to convert all the holders of the Company’s 10% Convertible Notes, an aggregate of $6.8 million of principal and $457,000 of related interest of the debentures into 7.7 million shares of the Company’s common stock. As a result of this conversion of debt into common stock, the Company will recognize additional interest expense of approximately $7 million due to the beneficial conversion feature of these convertible notes. The Company incurred debt issuance costs of $60,100 related to these convertible notes. This amount is being amortized to interest expense over the term of the notes using the straight-line method, which is similar to the effective interest method in this instance.

The proceeds were primarily used to repay debt under the Company’s bank borrowings, acquire assets, and for general working capital purposes.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

3.    Debt (continued)

A.    Summary of Short-Term Debt (continued)

Loans and Lines of credit

The Company had available revolving lines of credit with three financial institutions totaling $300,000 as of June 30, 2005. Borrowings under these credit lines are unsecured and do not have any material covenants. The average interest rate during fiscal year 2005 and 2004 was 7.15% and 7.42%, respectively. The outstanding combined balance on the lines of credit was $248,119 at June 30, 2005.

In 2003, the Company received $100,000 under a note payable from an unrelated party which is due and payable upon demand. Interest on this note is 6% per annum.

Related Party Notes Payable

An employee of the Company loaned $300,000 to the Company on February 1, 2005. This unsecured loan bears interest at a variable rate of prime plus 4% per annum and is due on December 31, 2005. On June 30, 2005, $225,000 of this debt was still outstanding on this note.

Two officers who are greater than 10% shareholders hold notes totaling $152,050 plus accrued interest at rates near 10%, which are due on demand.

B.    Summary of Long-term Debt

Business Loan, Secured by Real Property

The Company refinanced the mortgages on real property owned by Jan and Johnny, Inc. in February, 2005. The new note payable bears interest at a variable rate of prime plus 1.75%, which was 7.75% as of June 30, 2005 on its balance of $3,140,631. The payment is recalculated monthly based on a 25 year amortization, but the entire remaining principal is due at the end of the fifth year, in 2010. The loan is secured by a first deed of trust on the land and building.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

3.    Debt (continued)

B.    Summary of Long-term Debt (continued)

SBA Loan, Secured by Property

In May 2005, the Company obtained a 10-year, fully amortized SBA-loan in the principal amount of $2,000,000 bearing interest at a variable rate of prime plus 2.75% per annum, adjusting quarterly. The loan is secured by a substantial amount of the Company’s assets and by a junior security interest in the land and building owned by Johnny and Jan, Inc. At June 30, 2005, the outstanding principal balance of the loan was $1,983,688 and the interest rate was 8.50% per annum.

Other Notes Payable

Other notes payable at June 30, 2005 included; (i) a bank loan with an outstanding balance of $289,488 bearing interest at a variable rate (7% per annum as of June 30, 2005), and fully amortizing through maturity in November 2009; and (ii) three automobile loans with an aggregate outstanding balance of $53,949.

Maturities of Long-Term Debt

Fiscal year ended June 30,	Amount

2006	$253,586
2007	267,789
2008	288,418
2009	310,941
2010	3,159,996
Thereafter	1,187,026
Total long-term debt	$5,467,756

4.    Equity Transactions

In April 2004, the two principal shareholders of the Company contributed back to the Company for no consideration an aggregate of 16,000,000 shares of the common stock. The Company then issued and sold these shares as sign on bonuses to an executive officer for and a consultant who subsequently became an executive officer in order to induce them to join the Company. These shares had an estimated fair value of $192,000 which the Company recognized as compensation expense.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

4.    Equity Transactions (continued)

Presentation of Common Shares

On August 17, 2005, as a result of the Company consummating a merger with Knight Fuller, Inc., (“KF”) each share of CenterStaging common stock was exchanged for 20,000 shares of KF’s common stock. The merger with KF will be accounted for as a reverse merger, whereby CenterStaging is deemed to be the acquirer and the Company will treat this as a recapitalization of CenterStaging Musical Productions, Inc. Accordingly, all references to numbers of shares in the consolidated financial statements have been adjusted to reflect this merger transaction on a retroactive basis (see Note 9C).

5.    Variable Interest Entities

The Company leases a building from Jan and Johnny, Inc., an entity established for the sole purpose of acquiring and leasing the building. Under FIN-46R, Jan and Johnny, Inc. is a variable interest entity and the Company is the primary beneficiary. Therefore, the Company has consolidated the lessor in its consolidated financial statements. The land and building have a carrying value of $903,258 with related mortgage debt of $3,140,631 as of June 30, 2005.

Disclosure of Summarized Information of Assets, Liabilities, and Results of Operations of Jan and Johnny, Inc.

The Company consolidates Jan and Johnny, Inc., in accordance with FIN 46R. The Company does not have any direct ownership interest in Jan and Johnny, Inc.

The unconsolidated results of operations and financial position of Jan and Johnny, Inc., for the year ended June 30, 2005 are summarized below:

2005
Income statement information:
Related party revenue	$473,188
Expenses	396,388
Net income	$76,800

Condensed balance sheet information:
Current assets	$39,788
Notes and receivables from CenterStaging	1,741,539
Notes and receivables from shareholders	817,856
Land and building, net	903,258
Other assets	75,040
Total assets	$3,577,481
Current liabilities	$104,161
Mortgage debt, less current portion	3,096,557
Equity	376,763
Total liabilities and equity	$3,577,481

Jan and Johnny, Inc. derives all of its rental revenue (and the majority of its interest revenue) from CenterStaging.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

5.    Variable Interest Entities (continued)

CenterStaging Las Vegas, LLC

As of June 30, 2005, the Company had loaned $230,924, to CenterStaging Musical Productions, Las Vegas, LLC, a limited liability company in which an officer and shareholder has an ownership interest. The Company is not the primary beneficiary and its risk of loss associated with CenterStaging Musical Productions Las Vegas, LLC is limited to the amount of the loan. An officer and shareholder has personally guaranteed this loan in the event CenterStaging Las Vegas, LLC is unable to repay this balance. Accordingly, this entity has not been consolidated.

As these notes receivable are with shareholders and officers of the Company, accordingly, the Company has classified these amounts as a decrease to stockholders' equity at June 30, 2005.

6.    Other Related Party Transactions

The following transactions occurred between the Company and certain related parties:

Jan and Johnny, Inc.

Operating Lease

Jan and Johnny, Inc. is owned by Jan Parent and Johnny Caswell, who together owned 60% of the outstanding common stock of the Company as of June 30, 2005.

The Company leases some of its soundstages and a warehouse facility from Jan and Johnny, Inc. The lease provides for monthly payments of $31,500 in the year ending June 30, 2005 with a 5% escalation clause, and expires in 2008, and contains a renewal option for an additional five years. Rent expense related to this facility was approximately $360,000 for 2004. Effective July 1, 2004, Jan and Johnny, Inc., was consolidated with the Company pursuant to guidelines of FIN 46R, and thus all intercompany transactions were eliminated.

Facilities Management Fees

The Company manages the building leased from Jan and Johnny, Inc. pursuant to a facilities management agreement that will terminate in 2008 concurrently with the termination of the building lease. The Company recognized fees of $200,280 in the year ended June 30, 2004 under the facilities management agreement. Effective July 1, 2004, Jan and Johnny, Inc., was consolidated with the Company pursuant to guidelines of FIN 46R, and all intercompany transactions were eliminated.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

7.    Commitments and Contingencies

A.    Legal Actions

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. The Company is not currently aware of any formal legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

B.    Operating Leases

The Company leases many of its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2009 and provide for renewal options ranging from month-to-month to five years. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The leases provide for increases in future minimum annual rental payments based on defined increases which are generally meant to correlate with the Consumer Price Index, subject to certain minimum increases. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance and repairs). Lease expense totaled $1,040,178 and $993,061 during 2005 and 2004, respectively.

The following is a schedule by year of future minimum rental payments required under these property operating lease agreements:

Year Ending June 30,	Amount
2006	$645,960
2007	651,409
2008	578,056
2009	109,227
2010	0
Thereafter	0
$1,984,652

The Company also leases several vehicles, generally under three-year operating leases.

The following is a schedule by year of future minimum rental payments required under the vehicle and equipment operating lease agreements:

Year Ending June 30,	Amount
2006	$36,815
2007	19,816
2008	12,379
Thereafter	0
$69,010

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

7.    Commitments and Contingencies (continued)

B.    Operating Leases (continued)

Deferred Rent

The Company has entered into operating lease agreements for its corporate office and warehouse, some of which contain provisions for future rent increases, or periods in which rent payments are reduced (abated). In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to “deferred rent” which is reflected as a separate line item in the accompanying balance sheet.

C.    Capital Leases—Future Minimum Lease Payments

The Company leases certain equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the balance sheet as revenue-earning equipment (or property and equipment, where appropriate) was $1,023,468 at June 30, 2005. Accumulated amortization of the leased equipment at June 30, 2005, was approximately $196,123. Amortization of assets under capital leases is included in depreciation expense.

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of June 30, 2005, are as follows:

Year Ending June 30,	Amount
2006	$334,314
2007	288,541
2008	257,427
2009	231,271
2010	106,868
Thereafter	70,732
Total minimum lease payments	1,289,153

Less: Amount representing interest	(246,286)
Present value of net minimum lease payments	1,042,867
Less: Current maturities of capital lease obligations	(241,387)
Long-term capital lease obligations	$801,480

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

7.    Commitments and Contingencies (continued)

D.    Employment Agreements

The Company signed amended and restated employment agreements with each of the four executive officers on June 30, 2005. The agreements will each expire on June 30, 2010, unless extended. In this regard, the term of each employment agreement will be extended automatically by one year on each anniversary of the agreement unless either party otherwise notifies the other. The agreement provides for a monthly base salary to be increased annually, as determined by the board of directors in fiscal year 2006, but never by less than 10% a year. In addition to the base salary, the executives can receive an annual bonus of not less than 25% of their base salary.

E.    Consulting Agreements

The Company is obligated to issue to an aggregate of 2,480,000 shares of common stock to various consultants only if the Company completes a merger with a public company. The Company concluded a merger with a public company, Knight Fuller, Inc., (“KF”) on August 17, 2005. (See Note 9C)

As a result of the merger with KF, the Company will recognize in 2006, an expense of approximately $2,343,000 pursuant to guidelines of EITF 96-18."  Fair values of the common stock issued are based on pricing models using prevailing financial market information.

8.    Segments: Rental of Musical Instruments and Rehearsal Studio Space, and “rehearsals.com” Operations

The Company manages its operations through two business segments: rental of musical instruments and rehearsal studio space, and “rehearsal.com” operations. The Company derives its revenues from the rental of musical instruments and rehearsal studio space. In 2004, the Company started a new division called “rehearsals.com”. The “rehearsals.com” division is focused on obtaining musical content, video taping of rehearsals by various artists, for distribution through the Internet. During fiscal years 2005 and 2004, the activity in the “rehearsals.com” division was limited to purchase of audio and video production equipment and the development of the recording studio space.

Administrative functions such as finance, treasury and information systems are centralized. However, where applicable, portions of the administrative function expenses are allocated between the operating segments. During 2005 and 2004, there were no transactions between the two segments. The operating costs of each segment are captured discretely within each segment. The Company’s property and equipment, inventory, and accounts receivable are captured and reported discretely within each operating segment.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

8.    Segments: Rental of Musical Instruments and Rehearsal Studio Space, and “rehearsals.com” Operations (continued)

Summary financial information for the two reportable segments is as follows:

	2005	2004
Rental Operations:
Net sales	$4,807,813	$4,551,626
Operating loss	508,958	971,379
Identifiable assets	2,821,519	2,488,911
Accounts receivable, net	472,739	495,995
Property and Equipment, net	1,553,104	785,884
REE, net	567,378	501,285

Rehearsals.com Operations:
Net sales	0	0
Operating loss	5,277,069	133,903
Identifiable assets	4,473,856	536,169
Accounts receivable, net	0	0
Property and equipment, net	1,138,207	734
REE, net	3,265,981	0

	2005	2004
Consolidated Operations:
Net sales	4,807,813	4,551,626
Operating loss	5,786,027	1,106,082
Identifiable assets	7,295,375	3,025,080
Accounts receivable, net	472,739	495,995
Property and equipment, net	2,691,311	786,618
REE, net	3,833,359	501,285

9.    Subsequent Events

A.    Note Payable to Officer

In July 2005, an officer and shareholder loaned the Company $75,000. The note bears interest at 9% per annum and is due in 2010.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

9.    Subsequent Events (continued)

B.    Convertible Notes

From July 1, 2005 to August 17, 2005 the Company issued additional 10% Convertible Notes (see Note 3(A)) for an aggregate principal amount of $1,791,000.

C.    Merger with Knight Fuller, Inc.

On August 17, 2005, the Company merged with a subsidiary of Knight Fuller, Inc. (“KF”), a Delaware corporation with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, in a reverse triangular merger pursuant to an Agreement and Plan of Merger of the same date (the “Merger Agreement”). As a result of the merger, the Company became a wholly owned subsidiary of KF. Pursuant to the Merger Agreement, the shareholders of the Company immediately prior to the Merger received 20,000 shares of KF common stock for each share of Company common stock they held, or an aggregate of 42,480,000 shares of KF common stock. These shares represented approximately 88.5% of the 48,004,004 shares of KF common stock outstanding immediately following the Merger. As a result of the Merger, the shareholders of CenterStaging Musical Productions, Inc., acquired control of KF, and for financial reporting purposes CenterStaging Musical Productions, Inc., will be deemed to be the acquirer in the Merger and the Company will treat this as a recapitalization of CenterStaging Musical Productions, Inc.

Additionally, the new shareholders of KF elected new Board of Directors and appointed new corporate officers under the Merger terms and the newly elected Board of Directors approved the final disposal of Paycell, Inc.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

9.    Subsequent Events (continued)

D.    Conversion of Convertible Notes into Common Stock

In September 2005, the Company has elected to convert all the holders of the Company’s 10% convertible debentures, an aggregate of $6.8 million of principal and $457,000 of related interest of the debentures into 7.7 million shares of the Company’s common stock. As a result of the conversion of debt into common stock, the Company will recognize additional interest expense of approximately $7 million due to the beneficial conversion feature of these notes.

E.    Capital Lease Obligations

Subsequent to June 30, 2005, the Company entered into leases for certain equipment under agreements that are classified as capital leases. The cost of equipment under capital leases will be included in the balance sheets as fixed assets and the amortization of these assets will be included in depreciation expense.

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments are as follows:

Year Ending June 30,	Amount
2006	$142,223
2007	153,108
2008	153,108
2009	153,108
2010	39,458
Thereafter	2,253
Total minimum lease payments	$643,258

Less: Amount representing interest	$(129,300)
Present value of net minimum lease payments	$513,958

F.    Contract for Services and Stock Warrants

In October 2005, the Company entered into a binding letter of intent with MLB Advance Media, L.P. (“BAM”). The letter of intent, although binding, contemplates that the parties will negotiate and execute a definitive agreement consistent with the terms of the letter of intent.

Under the letter of intent, CenterStaging has engaged BAM to provide at BAM’s expense certain services in connection with the exploitation by CenterStaging and its rehearsals.com division of its audio-visual and audio content in interactive media, including PC-based Internet, wireless/mobile, satellite and IPTV. These services include: (i) building, hosting and operating websites; (ii) providing interactive media marketing expertise; (iii) providing marketing, customer service, sponsorship and advertising sales support; and (iv) overseeing merchandise production and fulfillment and other activities. CenterStaging may exploit its audio-visual and audio content in interactive media only with BAM, but BAM will not acquire any rights to such content.

CenterStaging Musical Productions, Inc.
Notes to Consolidated Financial Statements
Fiscal Years Ended June 30, 2005 and 2004

9.    Subsequent Events (continued)

G.    Contract for Services and Stock Warrants (continued)

The agreement is for a term of five years, and provides that BAM will participate in the revenues generated from CenterStaging’s interactive media activities. In addition, BAM is entitled to warrants to purchase an aggregate of 2,500,000 shares of the Company’s Common Stock in three tranches. The first tranche is for 800,000 shares at an exercise price of $2.50 per share and will be issued upon the earlier of execution of the definitive agreement or December 31, 2005. Each of the other two tranches is for 850,000 shares, will be issued only if the agreement has not been terminated and CenterStaging achieves specified revenues in a 12-month period, and will have exercise prices equal to the market price on the date of issuance. Each of the warrants will expire three years from the date of issuance.

KNIGHT FULLER, INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Knight Fuller, Inc. Unaudited Pro Forma Consolidated Financial Statements reflect financial information that give effect to the acquisition of all of the outstanding common shares of CenterStaging in exchange for 42,480,000 shares of common stock of Knight Fuller.

The Pro Forma Statements of Operations included herein reflect the use of the purchase method of accounting for the above transaction. The merger of CenterStaging and Knight Fuller, which closed on August 17, 2005 was accounted for as a reverse acquisition as the former stockholders of CenterStaging controlled the voting common shares of Knight Fuller immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of Knight Fuller and CenterStaging included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on June 30, 2005. The Pro Forma Statements of Operations give effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of Knight Fuller and CenterStaging for the years ended June 30, 2005 and 2004.

Knight Fuller, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2005

ASSETS			Pro Forma	CenterStaging
	CenterStaging (audited)	Knight Fuller (unaudited)	Adjustments (unaudited)	Pro Forma (unaudited)
Current Assets
Cash and cash equivalents	$63,288	$-	$-	$63,288
Accounts receivable, net of allowance for doubtful
accounts of $40,000	472,739	-	-	472,739
Investment in marketable securities	-	273,366	-	273,366
Other current assets	20,919	-	-	20,919

Total Current Assets	556,946	273,366	-	830,312

Revenue-Earning Equipment
Musical instruments	1,472,129	-	-	1,472,129
Broadcasting equipment	3,499,279	-	-	3,499,279
Less accumulated depreciation	(1,138,049)	-	-	(1,138,049)

Total Revenue-Earning Equipment	3,833,359	-	-	3,833,359

Property and Equipment
Land	275,000	-	-	275,000
Building	837,677	-	-	837,677
Leasehold improvements	2,959,265	-	-	2,959,265
Machinery and equipment	407,182	-	-	407,182
Furniture and fixtures	324,120	-	-	324,120
	4,803,244	-	-	4,803,244
Less accumulated depreciation	(2,111,933)	-	-	(2,111,933)

Total property and equipment, net	2,691,311	-	-	2,691,311

Other Assets
Deposits	50,364	-	-	50,364
Debt issuance costs, net	163,395	-	-	163,395

Total Other Assets	213,759	-	-	213,759

Total Assets	$7,295,375	$273,366	$-	$7,568,741

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$1,384,571	$-	$-	$1,384,571
Accrued payroll and other compensation	845,608	-	-	845,608
Accrued interest, rent, and other liabilities	522,211	-	-	522,211
Loans and lines of credit	412,470	-	-	412,470
Related party notes payable	377,050	-	-	377,050
Deferred revenues	78,158	-	-	78,158
Current portion of deferred rent liability	51,734	-	-	51,734
Current portion of lease obligations	241,387	-	-	241,387
Convertible notes payable	4,928,800	-	-	4,928,800
Current portion of notes payable	253,586	-	-	253,586

Total Current Liabilities	9,095,575	-	-	9,095,575

Long Term Liabilities
Notes payable, less current portion	5,214,170	-	-	5,214,170
Deferred rent liability, less current portion	146,232	-	-	146,232
Capital lease obligations, less current portion	801,480	-	-	801,480

Total Long Term Liabilities	6,161,882	-	-	6,161,882

Total Liabilities	15,257,457	-	-	15,257,457

Interest of consolidated variable interest entity	376,763	-	-	376,763

Stockholders' Deficit
Preferred stock, $01 par value, 81 shares outstanding		1	-	1

Common stock, $0.001 par value, 100,000,000 shares authorized,
43,900,000 shares issued and outstanding	223,990	390	(219,990)	4,390
Additional paid-in capital		8,720,128	(8,227,163)	492,965
Notes receivable from stockholders and related party	(1,024,958)	-	-	(1,024,958)
Accumulated deficit	(7,537,877)	(8,527,761)	8,527,761	(7,537,877)
Accumulated other comprehensive income	-	80,608	(80,608)	-

Total Stockholders' Deficit	(8,338,845)	273,366	-	(8,065,479)

Total Liabilities and Stockholders' Deficit	$7,295,375	$273,366	$-	$7,568,741

See accompanying notes to financial statements.

Knight Fuller, Inc.
Pro Forma Consolidated Statement of Operations
Fiscal Year Ended June 30, 2005

		Pro Forma	Pro Forma
CenterStaging (audited)	Knight Fuller (unaudited)	Adjustments (unaudited)	CenterStaging (unaudited)

Revenue	$4,807,813	$28	$-	$4,807,841

Cost of revenue	2,598,600	-	-	2,598,600

Gross profit	2,209,213	28	-	2,209,241

Operating Expenses:

Salaries and wages	3,906,049	-	-	3,906,049

Selling, general, and administrative expenses	4,089,191	1,302,471	-	5,391,662

Total operating expenses	7,995,240	1,302,471	-	9,297,711

Loss from Operations	(5,786,027)	(1,302,443)	-	(7,088,470)

Other Income (Expense)

Management fee revenue - related party	-	-	-	-

Interest income	9,589	72,558	-	82,147

Interest expense	(619,949)	-	-	(619,949)

Total other income	(610,360)	72,558	-	(537,802)

Loss before provision for income of variable interest entity	(6,396,387)	(1,229,885)	-	(7,626,272)

Provision for income taxes	-	-	-	-

Provision for loss (income) of minority interest and variable interest entity	(76,800)	135,817	-	59,017

Net loss	$(6,473,187)	$(1,094,068)	$-	$(7,567,255)

Loss per share (basic and diluted)	$(0.16)	$(0.28)		$(0.17)

Number of shares used in calculation (basic and diluted)	40,000,000	3,900,000		43,900,000

See accompanying notes to financial statements.

Knight Fuller, Inc.
Pro Forma Consolidated Statement of Operations
Fiscal Year Ended June 30, 2004

		Pro Forma	Pro Forma
CenterStaging (audited)	Knight Fuller (unaudited)	Adjustments (unaudited)	CenterStaging (unaudited)

Revenue	$4,551,626	$14,854	$-	$4,566,480

Cost of revenue	2,333,592	-	-	2,333,592

Gross profit	2,218,034	14,854	-	2,232,888

Operating Expenses:

Salaries and wages	1,908,445	-	-	1,908,445

Selling, general, and administrative expenses	1,415,671	1,260,909	-	2,676,580

Total operating expenses	3,324,116	1,260,909	-	4,585,025

Loss from Operations	(1,106,082)	(1,246,055)	-	(2,352,137)

Other Income (Expense)

Management fee revenue - related party	200,280	-	-	200,280

Interest income	-	47,704	-	47,704

Interest expense	(123,360)	-	-	(123,360)

Total other income	76,920	47,704	-	124,624

Loss before provision for income of variable interest entity	(1,029,162)	(1,198,351)	-	(2,227,513)

Provision for income taxes	-	-	-	-

Provision for income due to variable interest entity	-	-	-	-

Net loss	$(1,029,162)	$(1,198,351)	$-	$(2,227,513)

Loss per share (basic and diluted)	$(0.03)	$(3.68)		$(0.06)

Number of shares used in calculation (basic and diluted)	40,000,000	325,233		40,325,233

See accompanying notes to financial statements.

KNIGHT FULLER, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1

To reflect the recapitalization of Knight Fuller, Inc. with the book value of net assets of CenterStaging at the acquisition date, whereby the following share transactions occurred:

1) Issuance of 42,480,000 shares of Knight Fuller common stock to CenterStaging shareholders.
2) Exercise of a Put Option for the disposal of Paycell, Inc.

Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of CenterStaging that would affect the pro forma statements of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT FULLER, INC.

Date: November 1, 2005	By:	/s/ Roger Paglia

Roger Paglia, Chief Executive Officer